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                                  EX-99-B.8.13

                         AMENDMENT TO SERVICE AGREEMENT


         This Amendment to Service Agreement, effective as of the 1st day of July, 2000, modifies the Service Agreement entered into by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and AETNA INSURANCE COMPANY OF AMERICA ("Company") as of November 1, 1995 and amended effective January 1, 1997.

         WHEREAS, the parties desire that the fees paid under this Agreement more closely reflect the costs involved in FIIOC's transfer agency arrangements with the Fidelity mutual funds to which this Agreement relates, the parties do hereby agree as follows:

         1. CHANGE IN COMPENSATION. Effective as of July 1, 2000, paragraph 3 of the Agreement is amended to change the annual compensation rate from 4 basis points to 5 basis points, by making the following changes: Each place that the figure 0.0004 appears, it is hereby replaced with the figure 0.0005, and each place that the words "four basis points" appear they are hereby replaced with "five basis points".

         2. CONDITION PRECEDENT. This Amendment shall be of no force and effect unless and until the Service Contract between Fidelity Distributors Corporation and Company or its affiliate relating to Fidelity's Variable Insurance Products Funds has been amended by mutual agreement of the parties effective as of July 1, 2000 reducing the annual rate of compensation under that agreement from sixteen basis points to fifteen basis points.

         IN WITNESS WHEREOF, the parties have set their hands below.

         AETNA INSURANCE COMPANY OF AMERICA

By:    /s/ Laurie M. Tillinghast
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Name:  Laurie M. Tillinghast (formerly Laurie M. LeBlanc)
       --------------------------------------------------

Title: Pursuant to delegation of authority dated 8/12/98
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         FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.


       /s/ JONTHAN L. ROUNDS
       ---------------------------------
       Jonathan L. Rounds
       Executive Vice President